Exhibit 99.1

NYSE: BLD

A leading installer and distributor of insulation and building material products to the U.S. construction industry

TopBuild Reports Fourth Quarter and Full Year 2020 Results

4Q Highlights

●	Net sales increase 8.9%
●	Gross margin expands 150 basis points
●	14.3% operating margin, 14.4% on an adjusted basis, up 280 basis points
●	Adjusted EBITDA margin expands 280 basis points to 16.8%
●	$2.13 net income per diluted share, $2.15 on an adjusted basis

Provides 2021 Sales and Adjusted EBITDA Guidance

Fourth Quarter Financial Highlights

(unless otherwise indicated, comparisons are to the quarter ended December 31, 2019)

Gross margin increased 110 basis points to 27.6%.  On an adjusted basis, gross margin increased 130 basis points to 27.8%

   Operating profit was $80.5 million, compared to operating profit of $76.0 million.  On an adjusted basis, operating profit was $83.5 million, compared to $76.4 million, a 9.3% improvement.

   Net income was $55.5 million, or $1.67 per diluted share, compared to $52.1 million, or $1.51 per diluted share. Adjusted income was $55.7 million, or $1.68 per diluted share, compared to $49.5 million, or $1.43 per diluted share.

✓

Net sales increased 8.9% to $721.5 million, driven by increased volume and sales from acquisitions.

✓   Gross margin expanded 150 basis points to 27.4%.  On an adjusted basis, gross margin was 27.5%, a 160-basis point increase.

✓   Operating profit was $103.1 million, compared to $76.4 million.  On an adjusted basis, operating profit was $104.0 million, compared to $76.6 million, a 35.7% improvement.

✓   Operating margin was 14.3%.  Adjusted operating margin improved 280 basis points to 14.4%.

✓   Net income was $70.8 million, or $2.13 per diluted share, compared to $46.0 million, or $1.36 per diluted share.

“Our fourth quarter results were strong with operating margins expanding over 200 basis points at both TruTeam and Service Partners. Same branch residential and commercial revenue improved sequentially from the third quarter and continues to strengthen.

“Labor shortages and material constraints are extending the building cycle and the traditional lag time in our business. Our ability to share labor and material across our footprint gives us an advantage in serving our customers and helps us mitigate these challenges.”

ROBERT BUCK, PRESIDENT & CEO, TOPBUILD

✓	Adjusted net income was $71.3 million, or $2.15 per diluted share, compared to $50.0 million, or $1.48 per diluted share.

NYSE:BLD	February 23, 2021	topbuild.com

✓	Adjusted EBITDA was $121.5 million, compared to $92.5 million, a 31.2% increase and adjusted EBITDA margin improved 280 basis points to 16.8%. Incremental adjusted EBITDA margin was 48.9%.
✓	At December 31, 2020, the Company had cash and cash equivalents of $330.0 million, availability under its revolving credit facility of $389.6 million for total liquidity of $719.6 million.

Full Year 2020 Financial Highlights

(unless otherwise indicated, comparisons are to twelve months ended December 31, 2019)

Gross margin increased 110 basis points to 27.6%.  On an adjusted basis, gross margin increased 130 basis points to 27.8%

   Operating profit was $80.5 million, compared to operating profit of $76.0 million.  On an adjusted basis, operating profit was $83.5 million, compared to $76.4 million, a 9.3% improvement.

   Net income was $55.5 million, or $1.67 per diluted share, compared to $52.1 million, or $1.51 per diluted share. Adjusted income was $55.7 million, or $1.68 per diluted share, compared to $49.5 million, or $1.43 per diluted share.

✓

Net sales increased 3.6% to $2,718.0 million.

✓   Gross margin expanded 150 basis points to 27.5%.

✓   Operating profit was $355.0 million, compared to operating profit of $289.5 million.  On an adjusted basis, operating profit was $359.4 million, compared to $292.7 million, a 22.8% improvement.

✓   Operating margin was 13.1%, up 210 basis points.  Adjusted operating margin improved 200 basis points to 13.2%.

✓   Net income was $247.0 million, or $7.42 per diluted share, compared to $191.0 million, or $5.56 per diluted share.  Adjusted net income was $242.5 million, or $7.28 per diluted share, compared to $188.9 million, or $5.49 per diluted share.

✓   Adjusted EBITDA was $436.7 million, compared to $359.1 million, a 21.6% increase and adjusted EBITDA margin improved 240 basis points to 16.1%.

“Our 2020 financial results demonstrate the strength of our operating model and the hard work and dedication of our entire TopBuild team. Despite the challenges resulting from the pandemic, both of our business segments reported revenue growth and solid margin expansion.

“In addition, during the year we completed three acquisitions, strengthening our footprint in the high growth markets of Texas, Colorado and Tennessee.

“Looking ahead, housing fundamentals remain robust and our Company should continue to benefit from strong demand for new housing construction. Our focus remains on driving top line growth and improving operational efficiencies throughout the Company.”

ROBERT BUCK, PRESIDENT & CEO, TOPBUILD

NYSE:BLD	February 23, 2021	topbuild.com

Operating Segment Highlights ($ in 000s)

(comparisons are to the period ended December 31, 2019)

	3 Months Ended 12/31/20	12 Months Ended 12/31/20		3 Months Ended 12/31/20	12 Months Ended 12/31/20
Sales	$508,812	$1,943,461	Sales	$251,535	$926,207
Change			Change
Volume	2.8%	-1.0%	Volume	13.3%	7.9%
Price	-0.3%	0.9%	Price	-0.6%	-0.5%
M&A	4.5%	2.0%	M&A	0.0%	0.0%
Total Change	6.9%	1.9%	Total Change	12.7%	7.4%
Operating Margin	16.0%	15.2%	Operating Margin	13.4%	12.5%
Change	260 bps	190 bps	Change	210 bps	200 bps
Adj. Operating Margin	16.1%	15.3%	Adj. Operating Margin	13.4%	12.5%
Change	270 bps	200 bps	Change	210 bps	200 bps

Capital Allocation

Acquisitions

Gross margin increased 110 basis points to 27.6%.  On an adjusted basis, gross margin increased 130 basis points to 27.8%

   Operating profit was $80.5 million, compared to operating profit of $76.0 million.  On an adjusted basis, operating profit was $83.5 million, compared to $76.4 million, a 9.3% improvement.

   Net income was $55.5 million, or $1.67 per diluted share, compared to $52.1 million, or $1.51 per diluted share. Adjusted income was $55.7 million, or $1.68 per diluted share, compared to $49.5 million, or $1.43 per diluted share.

In 2020, the Company completed three acquisitions, Hunter Insulation, an installation company based in Long Island, New York, Cooper Glass a commercial glass company serving the Memphis market, and Garland Insulating, a residential and light commercial installation company serving markets in Texas and Colorado.

In January 2021, the Company acquired LCR Contractors, a residential and heavy commercial insulation company serving markets in Texas and Tennessee.  Combined, these four companies are expected to contribute approximately $137 million of annual revenue.

“Acquisitions remain our number one capital allocation priority. We have a robust pipeline of prospects with the majority concentrated in our core insulation business. These companies are located in attractive growth regions with strong management teams, solid customer bases and experienced installers.”

ROBERT BUCK, PRESIDENT & CEO, TOPBUILD

Share Repurchase Program

In 2020, the Company repurchased a total of 616,227 shares of its common stock for approximately $49.2 million.

Sales and Adjusted EBITDA Guidance (1)

($ in millions)

2021	Low	High
Sales	$ 3,050.0	$ 3,150.0
Adjusted EBITDA*	$ 505.0	$ 535.0

*See table for adjusted EBITDA reconciliation.

NYSE:BLD	February 23, 2021	topbuild.com

Assumptions(1)

($ in millions)

2021	Low	High
Housing Starts	1,425	1,475
Estimated net income	$ 297.5	$ 326.7
Interest Expense and other, net	$ 24.2	$ 21.2
Income tax expense	$ 104.5	$ 114.8
Depreciation and Amortization	$ 67.0	$ 63.0
Share based compensation	$ 11.8	$ 9.3

Long-Term Targets (3-Years)(1)

Metric
Working Capital (% of LTM Sales)	9.5% to 10.5%
CapEx (% of Sales)	2.0%
Commercial Annual Revenue Growth	7.5% to 10.0%
Normalized Tax Rate	26.0%
Incremental Adjusted EBITDA (Organic)	22.0% to 27.0%
Incremental Adjusted EBITDA (Acquisitions Year One)	11.0% to 16.0%
Residential Revenue for Every 50K Increase in Housing Starts	$90 million

(1) This guidance and long-term targets reflect management’s current view of present and future market conditions and are based on assumptions such as housing starts, general and administrative expenses, weighted average diluted shares outstanding and interest rates.  These targets do not include any effects related to potential acquisitions or divestitures that may occur after the date of this press release.  A reconciliation of non-GAAP targets to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, the costs and expenses that may be incurred in the future and therefore, cannot be reasonably predicted. The effect of these excluded items may be significant.  Factors that could cause actual long-term results to differ materially from TopBuild’s current expectations are discussed below and are also detailed in the Company’s 2020 Annual Report on Form 10-K and subsequent SEC reports.

Additional Information

Quarterly supplemental materials, including a presentation that will be referenced on today’s conference call, are available on the Company’s website at www.topbuild.com.

Conference Call

A conference call to discuss fourth quarter 2020 financial results is scheduled for today, Tuesday, February 23, at 9:00 a.m. Eastern Time.  The call may be accessed by dialing (877) 407-9037.  The conference call will be webcast simultaneously on the Company’s website at www.topbuild.com.

NYSE:BLD	February 23, 2021	topbuild.com

About TopBuild

TopBuild Corp., a Fortune 1000 Company headquartered in Daytona Beach, Florida, is a leading installer and distributor of insulation and building material products to the U.S. construction industry. We provide insulation and building material services nationwide through TruTeam®, which has close to 200 branches, and through Service Partners® which distributes insulation and building material products from approximately 75 branches.  We leverage our national footprint to gain economies of scale while capitalizing on our local market presence to forge strong relationships with our customers.  To learn more about TopBuild please visit our website at www.topbuild.com

Use of Non-GAAP Financial Measures

Adjusted EBITDA, incremental EBITDA margin, adjusted EBITDA margin, the “adjusted” financial measures presented above, and figures presented on a “same branch basis” are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  The Company believes that these non-GAAP financial measures, which are used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. We define same branch sales as sales from branches in operation for at least 12 full calendar months.  Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP.  Additional information may be found in the Company’s filings with the Securities and Exchange Commission which are available on TopBuild’s website under “SEC Filings” at www.topbuild.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act.  These forward-looking statements may address, among other things, our expected financial and operational results, the related assumptions underlying our expected results, and our plan to repurchase our common stock under a stock repurchase transaction.  These forward-looking statements are distinguished by use of words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” or “intend,” the negative of these terms, and similar references to future periods.  These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements.  Our forward-looking statements contained herein speak only as of the date of this press release.  Factors or events that we cannot predict, including those described in the risk factors contained in our filings with the Securities and Exchange Commission, may cause our actual results to differ from those expressed in forward-looking statements.  Although TopBuild believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved and it undertakes no obligation to update any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Relations and Media Contact

Tabitha Zane

tabitha.zane@topbuild.com

386-763-8801

(tables follow)

NYSE:BLD	February 23, 2021	topbuild.com

TopBuild Corp.

Consolidated Statements of Operations

(in thousands, except share and per common share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net sales	$721,487	$662,349	$2,718,038	$2,624,121
Cost of sales	523,467	491,030	1,971,677	1,942,854
Gross profit	198,020	171,319	746,361	681,267

Selling, general, and administrative expense	94,943	94,898	391,315	391,744
Operating profit	103,077	76,421	355,046	289,523

Other income (expense), net:
Interest expense	(7,745)	(9,083)	(32,456)	(37,823)
Loss on extinguishment of debt	—	—	(233)	—
Other, net	85	566	733	2,078
Other expense, net	(7,660)	(8,517)	(31,956)	(35,745)
Income before income taxes	95,417	67,904	323,090	253,778

Income tax expense	(24,660)	(21,919)	(76,067)	(62,783)
Net income	$70,757	$45,985	$247,023	$190,995

Net income per common share:
Basic	$2.16	$1.38	$7.50	$5.65
Diluted	$2.13	$1.36	$7.42	$5.56

Weighted average shares outstanding:
Basic	32,789,911	33,297,613	32,917,971	33,806,104
Diluted	33,189,104	33,886,904	33,299,986	34,376,555

NYSE:BLD	February 23, 2021	topbuild.com

TopBuild Corp.

Consolidated Balance Sheets and Other Financial Data

(dollars in thousands)

	As of December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$330,007	$184,807
Receivables, net of an allowance for credit losses of $6,926 at December 31, 2020, and allowance for doubtful accounts of $4,854 at December 31, 2019	427,340	428,844
Inventories, net	161,369	149,078
Prepaid expenses and other current assets	17,689	17,098
Total current assets	936,405	779,827

Right of use assets	83,490	87,134
Property and equipment, net	180,053	178,080
Goodwill	1,410,685	1,367,918
Other intangible assets, net	190,605	181,122
Deferred tax assets, net	2,728	4,259
Other assets	11,317	5,623
Total assets	$2,815,283	$2,603,963

LIABILITIES
Current liabilities:
Accounts payable	$331,710	$307,970
Current portion of long-term debt	23,326	34,272
Accrued liabilities	107,949	98,418
Short-term lease liabilities	33,492	36,094
Total current liabilities	496,477	476,754

Long-term debt	683,396	697,955
Deferred tax liabilities, net	168,568	175,263
Long-term portion of insurance reserves	50,657	45,605
Long-term lease liabilities	53,749	54,010
Other liabilities	13,642	1,487
Total liabilities	1,466,489	1,451,074

EQUITY	1,348,794	1,152,889
Total liabilities and equity	$2,815,283	$2,603,963

	As of December 31,
	2020	2019
Other Financial Data
Receivable days	48	53
Inventory days	30	28
Accounts payable days	76	80
Receivables, net plus inventories, net less accounts payable	$256,999	$269,952
Receivables, net plus inventories, net less accounts payable as a percent of sales (TTM) †	9.3%	10.3%

† Trailing 12 months sales have been adjusted for the pro forma effect of acquired branches

NYSE:BLD	February 23, 2021	topbuild.com

TopBuild Corp.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2020	2019
Cash Flows Provided by (Used in) Operating Activities:
Net income	$247,023	$190,995
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	62,410	52,700
Share-based compensation	14,752	13,658
Loss on extinguishment of debt	233	—
(Gain) loss on sale or abandonment of property and equipment	(88)	1,399
Amortization of debt issuance costs	1,491	1,558
Provision for bad debt expense	6,270	7,065
Loss from inventory obsolescence	2,512	2,622
Deferred income taxes, net	(4,070)	8,888
Change in certain assets and liabilities
Receivables, net	2,612	(27,146)
Inventories, net	(11,843)	17,433
Prepaid expenses and other current assets	(460)	9,361
Accounts payable	16,844	(5,124)
Accrued liabilities	20,545	(2,690)
Payment of contingent consideration	(413)	—
Other, net	66	1,058
Net cash provided by operating activities	357,884	271,777

Cash Flows Provided by (Used in) Investing Activities:
Purchases of property and equipment	(40,938)	(45,536)
Acquisition of businesses	(83,408)	(6,952)
Proceeds from sale of property and equipment	2,463	2,321
Other, net	—	25
Net cash used in investing activities	(121,883)	(50,142)

Cash Flows Provided by (Used in) Financing Activities:
Proceeds from issuance of long-term debt	300,000	14,989
Repayment of long-term debt	(324,948)	(27,793)
Payment of debt issuance costs	(2,280)	—
Taxes withheld and paid on employees' equity awards	(14,932)	(12,951)
Exercise of stock options	1,438	—
Repurchase of shares of common stock	(49,151)	(110,911)
Payment of contingent consideration	(928)	(1,091)
Net cash (used in) provided by financing activities	(90,801)	(137,757)

Cash and Cash Equivalents
Increase for the period	145,200	83,878
Beginning of period	184,807	100,929
End of period	$330,007	$184,807

Supplemental disclosure of cash paid for:
Interest on long-term debt	$30,896	$36,244
Income taxes	77,689	43,310

Supplemental disclosure of noncash activities:
Leased assets obtained in exchange for new operating lease liabilities	$38,646	$128,838
Accruals for property and equipment	645	542

NYSE:BLD	February 23, 2021	topbuild.com

TopBuild Corp.

Segment Data

(dollars in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	Change	2020	2019	Change
TruTeam
Sales	$508,812	$475,929	6.9%	$1,943,461	$1,906,730	1.9%

Operating profit, as reported	$81,657	$63,661		$294,793	$253,230
Operating margin, as reported	16.0%	13.4%		15.2%	13.3%

Rationalization charges	—	(24)		866	159
Acquisition related costs	—	177		4	636
COVID-19 pay	363	—		1,278	—
Operating profit, as adjusted	$82,020	$63,814		$296,941	$254,025
Operating margin, as adjusted	16.1%	13.4%		15.3%	13.3%

Service Partners
Sales	$251,535	$223,244	12.7%	$926,207	$862,143	7.4%

Operating profit, as reported	$33,731	$25,234		$115,343	$90,388
Operating margin, as reported	13.4%	11.3%		12.5%	10.5%

Rationalization charges	—	—		783	109
COVID-19 pay	21	—		90	—
Operating profit, as adjusted	$33,752	$25,234		$116,216	$90,497
Operating margin, as adjusted	13.4%	11.3%		12.5%	10.5%

Total
Sales before eliminations	$760,347	$699,173		$2,869,668	$2,768,873
Intercompany eliminations	(38,860)	(36,824)		(151,630)	(144,752)
Net sales after eliminations	$721,487	$662,349	8.9%	$2,718,038	$2,624,121	3.6%

Operating profit, as reported - segments	$115,388	$88,895		$410,136	$343,618
General corporate expense, net	(6,174)	(6,568)		(30,785)	(30,174)
Intercompany eliminations	(6,137)	(5,906)		(24,305)	(23,921)
Operating profit, as reported	$103,077	$76,421		$355,046	$289,523
Operating margin, as reported	14.3%	11.5%		13.1%	11.0%

Rationalization charges †	(4)	15		2,097	1,992
Acquisition related costs †	518	166		855	1,200
Refinancing costs	—	—		57	—
COVID-19 pay	384	—		1,368	—
Operating profit, as adjusted	$103,975	$76,602		$359,423	$292,715
Operating margin, as adjusted	14.4%	11.6%		13.2%	11.2%

Share-based compensation	2,593	2,246		14,910	13,658
Depreciation and amortization	14,883	13,696		62,410	52,700
EBITDA, as adjusted	$121,451	$92,544		$436,743	$359,073
EBITDA margin, as adjusted	16.8%	14.0%		16.1%	13.7%

Sales change period over period	59,138			93,917
EBITDA, as adjusted, change period over period	28,907			77,670
Incremental EBITDA, as adjusted, as a percentage of change in sales	48.9%			82.7%

†Rationalization charges and acquisition related costs include corporate level adjustments as well as segment operating adjustments

NYSE:BLD	February 23, 2021	topbuild.com

TopBuild Corp.

Non-GAAP Reconciliations

(in thousands, except share and per common share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Gross Profit and Operating Profit Reconciliations

Net sales	$721,487	$662,349	$2,718,038	$2,624,121

Gross profit, as reported	$198,020	$171,319	$746,361	$681,267

Rationalization charges	—	—	1,016	—
COVID-19 pay	380	—	1,135	—
Gross profit, as adjusted	$198,400	$171,319	$748,512	$681,267

Gross margin, as reported	27.4%	25.9%	27.5%	26.0%
Gross margin, as adjusted	27.5%	25.9%	27.5%	26.0%

Operating profit, as reported	$103,077	$76,421	$355,046	$289,523

Rationalization charges	(4)	15	2,097	1,992
Acquisition related costs	518	166	855	1,200
Refinancing costs	—	—	57	—
COVID-19 pay	384	—	1,368	—
Operating profit, as adjusted	$103,975	$76,602	$359,423	$292,715

Operating margin, as reported	14.3%	11.5%	13.1%	11.0%
Operating margin, as adjusted	14.4%	11.6%	13.2%	11.2%

Income Per Common Share Reconciliation

Income before income taxes, as reported	$95,417	$67,904	$323,090	$253,778

Rationalization charges	(4)	15	2,097	1,992
Acquisition related costs	518	166	855	1,200
Refinancing costs and loss on extinguishment of debt	—	—	290	—
COVID-19 pay	384	—	1,368	—
Income before income taxes, as adjusted	96,315	68,085	327,700	256,970

Tax rate at 26.0% and 26.5% for 2020 and 2019, respectively	(25,042)	(18,043)	(85,202)	(68,097)
Income, as adjusted	$71,273	$50,042	$242,498	$188,873

Income per common share, as adjusted	$2.15	$1.48	$7.28	$5.49

Weighted average diluted common shares outstanding	33,189,104	33,886,904	33,299,986	34,376,555

NYSE:BLD	February 23, 2021	topbuild.com

TopBuild Corp.

Same Branch and Acquisition Net Sales and Adjusted EBITDA

(dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net sales
Same branch:
TruTeam	$487,593	$475,929	$1,906,012	$1,906,730
Service Partners	251,535	223,244	926,207	862,143
Eliminations	(38,860)	(36,824)	(151,630)	(144,752)
Total same branch	700,268	662,349	2,680,589	2,624,121

Acquisitions (a):
TruTeam	$21,219	$—	$37,449	$—
Service Partners	—	—	—	—
Eliminations	—	—	—	—
Total acquisitions	21,219	—	37,449	—
Total	$721,487	$662,349	$2,718,038	$2,624,121

Acquisitions proforma adjustment †			$48,469
TTM net sales, acquisition adjusted			$2,766,507

EBITDA, as adjusted
Same branch	$118,413	$92,544	$430,510	$359,073
Acquisitions (a)	3,038	—	6,233	—
Total	$121,451	$92,544	$436,743	$359,073

EBITDA, as adjusted, as a percentage of sales
Same branch (b)	16.9%		16.1%
Acquisitions (c)	14.3%		16.6%
Total (d)	16.8%	14.0%	16.1%	13.7%

As Adjusted Incremental EBITDA, as a percentage of change in sales
Same branch (e)	68.2%		126.5%
Acquisitions (c)	14.3%		16.6%
Total (f)	48.9%		82.7%

(a) Represents current year impact of acquisitions in their first twelve months

(b) Same branch EBITDA, as adjusted, as a percentage of same branch sales

(c) Acquired EBITDA, as adjusted, as a percentage of acquired sales

(d) Total EBITDA, as adjusted, as a percentage of total sales

(e) Change in same branch EBITDA, as adjusted, as a percentage of change in same branch sales

(f) Change in total EBITDA, as adjusted, as a percentage of change in total sales

† Trailing 12 months sales have been adjusted for the pro forma effect of acquired branches

NYSE:BLD	February 23, 2021	topbuild.com

TopBuild Corp.

Same Branch and Acquisition Net Sales by Market

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Same branch:
Residential	$550,960	$512,715	$2,104,233	$2,016,016
Commercial	149,308	149,634	576,356	608,105
Same branch net sales	700,268	662,349	2,680,589	2,624,121

Acquisitions (a):
Residential	$18,969	$—	$23,650	$—
Commercial	2,250	—	13,799	—
Acquisitions net sales	21,219	—	37,449	—
Total net sales	$721,487	$662,349	$2,718,038	$2,624,121

(a) Represents current year impact of acquisitions in their first twelve months

NYSE:BLD	February 23, 2021	topbuild.com

TopBuild Corp.

Reconciliation of Adjusted EBITDA to Net Income

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income, as reported	$70,757	$45,985	$247,023	$190,995
Adjustments to arrive at EBITDA, as adjusted:
Interest expense and other, net	7,660	8,517	31,723	35,745
Income tax expense	24,660	21,919	76,067	62,783
Depreciation and amortization	14,883	13,696	62,410	52,700
Share-based compensation	2,593	2,246	14,910	13,658
Rationalization charges	(4)	15	2,097	1,992
Acquisition related costs	518	166	855	1,200
Refinancing costs and loss on extinguishment of debt	—	—	290	—
COVID-19 pay	384	—	1,368	—
EBITDA, as adjusted	$121,451	$92,544	$436,743	$359,073

NYSE:BLD	February 23, 2021	topbuild.com

TopBuild Corp.

2021 Estimated Adjusted EBITDA Range
(in millions)

	Twelve Months Ending December 31, 2021
	Low	High
Estimated net income	$297.5	$326.7
Adjustments to arrive at estimated EBITDA, as adjusted:
Interest expense and other, net	24.2	21.2
Income tax expense	104.5	114.8
Depreciation and amortization	67.0	63.0
Share-based compensation	11.8	9.3
Estimated EBITDA, as adjusted	$505.0	$535.0

NYSE:BLD	February 23, 2021	topbuild.com